Exhibit 99.1

100 University Avenue, 8th floor Toronto ON, M5J 2Y1 www.computershare.com
Date: May 31, 2018

To: All Canadian Securities Regulatory Authorities

Subject: MITEL NETWORKS CORPORATION

Dear Sir/Madam:

We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :	Special Meeting
Record Date for Notice of Meeting :	June 07, 2018
Record Date for Voting (if applicable) :	June 07, 2018
Beneficial Ownership Determination Date :	June 07, 2018
Meeting Date :	July 10, 2018
Meeting Location (if available) :	Ottawa (Kanata), ON
Issuer sending proxy related materials directly to NOBO:	No
Issuer paying for delivery to OBO:	Yes

Notice and Access (NAA) Requirements:
NAA for Beneficial Holders	No
NAA for Registered Holders	No

Voting Security Details:

Description	CUSIP Number	ISIN

COMMON	60671Q104	CA60671Q1046

Sincerely,

Computershare

Agent for MITEL NETWORKS CORPORATION